Exhibit 10.4

MSTI Holdings, Inc.
259-263 Goffle Road
Hawthorne, New Jersey 07506

September 6, 2007

To the Investors of Units:

Re:	Waiver of Certain Provisions of the Registration Rights Agreement, as amended

Reference is made to that certain Registration Rights Agreement dated May 24, 2007 (the “Agreement”), as supplemented by the addendum thereto, dated as of May 24, 2007 (the “Addendum”), by and among MSTI Holdings, Inc., a Delaware corporation (the “Company”), and each investor identified on the signature pages thereto (each, including its successors and assigns, a “Investor” and, collectively, the “Investors”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Extension of Effectiveness Date

Pursuant to Section 1.2(a) of the Agreement, the Company must cause the Initial Registration Statement to be declared effective by the Commission by the Effectiveness Date. Pursuant to Section 1.2(b), if the Initial Registration Statement is not declared effective by the Commission by the Effectiveness Date, on such Effectiveness Date and on each monthly anniversary of such Effectiveness Date (if such Registration Statement has not been declared effective by the Commission by such date) until such Registration Statement is declared effective by the Commission, the Company shall pay to each Investor an amount in cash, as partial liquidated damages.

The Company does not believe that it can cause the Initial Registration Statement to be declared effective by the Commission by the current Effectiveness Date. The undersigned Investors hereby grant the Company a one-time extension of the Effectiveness Date for the Initial Registration Statement to November 21, 2007 (the “Extension Date”). Accordingly, the undersigned Investors hereby waive any non-compliance with the aforementioned Section 1.2(b) of the Agreement with respect to the Initial Registration Statement, and waive any Default or Event of Default, and any breach or threatened breach, arising under the Agreement or any Transaction Document, including, without limitation, the Debentures and the Warrants, and waive any and all penalties, damages, and claims, including, without limitation, any and all liquidated damages, resulting or that could result, as a result of the Initial Registration Statement being declared effective on or before the Extension Date and not being declared effective by the Effectiveness Date. Notwithstanding the foregoing, in the event that the Initial Registration Statement is not declared effective by the Extension Date, the Event Date for purposes of Section 1.2(b)(iv) of the Agreement shall remain the Effectiveness Date.

Waiver of Other Provisions

Pursuant to Section 1.2(b) of the Agreement, if prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, the Company shall pay to each Investor an amount in cash, as partial liquidated damages. Pursuant to paragraph 5 of the Addendum, not less than 5 Trading Days prior to the filing each such Registration Statement, the Company shall furnish to each Investor copies of all documents proposed to be filed.

The undersigned Investors hereby grant the Company a one-time waiver in order to waive any non-compliance with the aforementioned Section 2(b) of the Agreement and paragraph 5 of the Addendum with respect to comments made by the Commission on August 21, 2007 (the “SEC Comment Letter”) and waive any Default or Event of Default, and any breach or threatened breach, arising under the Agreement or any Transaction Document, including, without limitation, the Debentures and the Warrants, and waive any and all penalties, damages, and claims, including, without limitation, any and all liquidated damages, resulting or that could result, as a result of the Company’s failure to file a pre-effective amendment within 10 Trading Days of receiving the SEC Comment Letter and to furnish the Investors with copies of all such documents proposed to be filed in response to the SEC Comment Letter 5 Trading Days prior to filing such documents with the Commission.

The Company hereby represents and warrants to the Investors that there is no other Default or Event of Default under the Agreement except as described herein.

Subject to the waivers provided herein, the Agreement shall remain in full force and effect. Except as expressly set forth herein, this letter agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or of any right, power or remedy of the Investors, or constitute a waiver of any provision of the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Investor reserves all rights, remedies, powers, or privileges available under the Agreement, at law or otherwise. This letter agreement shall not constitute a novation or satisfaction and accord of the Agreement or any other document, instrument and/or agreement executed or delivered in connection therewith.

Except as expressly provided above, nothing contained in this letter or any other communication between the Company and the Investors shall constitute a waiver of any past, present or future violation, Default or Event of Default of the Company under the Agreement. Similarly, except as expressly set forth in this letter agreement, the Investors hereby expressly reserve any rights, privileges and remedies under the Agreement that it may have with respect to any violation, Default or Event of Default.

The Company hereby agrees and covenants that it will file a current report on Form 8-K with the Commission disclosing the material terms of this letter agreement by 9:30 a.m. Eastern time on the first Trading Day immediately following the execution of this letter agreement by the Company and Investors holding a majority of the outstanding Registrable Securities (the “Majority Investors”).

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. Pursuant to Section 4.2 of the Agreement, this letter will become effective and binding on all of the Investors upon execution of this letter agreement by the Majority Investors. This letter agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

Frank Matarazzo
Chief Executive Officer

ACCEPTED AND AGREED:

“Investor”

_____________________________
[print name above line]

Dated:_______________, 2007
By:_______________________________
Name:_____________________________
Title:  _____________________________